EXHIBIT 15(d)
                    FORM OF PRIMARY DEALER AGREEMENT
                            (LIVE OAK SHARES)


                      REICH & TANG DISTRIBUTORS L.P.
                             600 Fifth Avenue
                         New York, New York 10020

                              (212) 830-5200


                         PRIMARY DEALER AGREEMENT



Interstate/Johnson Lane
Interstate Tower
121 West Trade Street
Charlotte, North Carolina  28201

Gentlemen:

     Reich & Tang Distributors L.P. ("R&T") serves as distributor of the R&T General Money Market Fund, U.S. Government Fund and Municipal Money Market Fund (the "Funds"), series of Cortland Trust, Inc., a Maryland corporation (the "Trust"). The Trust is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Each Fund offers a class of shares of the Fund, $.001 par value, to the public in accordance with the terms and conditions contained in a separate Prospectus and Statement of Additional Information (the "SAI") of the Trust. The separate Prospectus and SAI pertain to the Live Oak classes of the Funds ("Live Oak Shares") offered to the public through Interstate/Johnson Lane ("IJL") and through securities dealers who have a dealer agreement with IJL (the "Dealers"). Reich & Tang Asset Management L.P. (the "Manager") serves as manager for the Funds. The terms "Prospectus" and "SAI" as used herein refer to the separate prospectus or statement of additional information on file with the Securities and Exchange Commission which is part of the most recent registration statement effective from time to time under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with the offering of Live Oak Shares to the public, IJL may place or facilitate the placement of orders for purchase and redemption of Live Oak Shares for and on behalf of customers of IJL or the Dealers on the following terms and conditions:

     1. IJL and the Dealers are hereby authorized to (i) place orders through R&T for purchases of Live Oak Shares and (ii) tender Live Oak Shares through R&T for redemption, in each case subject to the terms and conditions set forth in the Prospectus and SAI.

     2. No person is authorized to make any representations concerning the Funds or the Live Oak Shares except those contained in the Prospectus and SAI and in such printed information as R&T may subsequently prepare. No person is authorized to distribute any sales material relating to the Funds without the prior written approval of R&T.

     3. IJL agrees to undertake from time to time certain shareholder servicing activities for customers of IJL and certain customers of broker-dealers who have dealer agreements with IJL (the "Customers") who have purchased Live Oak Shares and who use IJL's facilities to communicate with the Funds or to effect redemptions or additional purchases of the Live Oak Shares. In consideration of the services and facilities provided by IJL hereunder, the Funds and R&T will pay to IJL the fee set forth in the attached Schedule based upon the average daily net asset value of the Live Oak Shares held from time to time by or on behalf of the Customers (the "Customers' Fund Shares"). The fee for such services will be computed daily and payable monthly. For purposes of determining the fees payable under this computation, the average daily net asset value of the Customers' Fund Shares will be computed in the manner specified in the Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Live Oak Shares for purposes of purchases and redemptions. R&T or the Trust may, in its discretion and without notice, suspend or withdraw the sale of Live Oak Shares, including the sale of such Live Oak Shares to IJL for the account of any customer or customers. R&T represents to IJL that this Agreement and the payment of such service fee by R&T and the Funds has been authorized and approved by the Trust.

     4. IJL agrees that it will cause the Dealers to comply and IJL itself will comply with the provisions contained in the Securities Act governing the distribution of Prospectuses to persons to whom IJL or the Dealers offer Live Oak Shares, and, if requested, will deliver SAI's. IJL further agrees that it or the Dealers will deliver, upon request, copies of any amended Prospectus (and
SAI) to Customers whose Live Oak Shares IJL or any Dealer is holding as record owner and to deliver to such Customers copies of the annual and interim financial reports and proxy solicitation materials of the Funds. R&T agrees to furnish to IJL and the Dealers as many copies of the Prospectus and SAI, annual and interim financial reports and proxy solicitation materials as you may reasonably request.

     5. IJL represents that it and the Dealers are members in good standing of the National Association of Securities Dealers, Inc. IJL agrees that neither IJL nor any Dealer will offer Live Oak Shares to persons in any jurisdiction in which IJL or any such Dealer may not lawfully make such offer due to the fact that IJL or any such Dealer has not registered under, or is not exempt from, the applicable registration or licensing requirements of such jurisdiction.

     6. The Funds have registered an indefinite number of Live Oak Shares under the Securities Act. Upon application, R&T will inform IJL as to the states or other jurisdictions in which R&T believes the Live Oak Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but R&T shall assume no responsibility or obligation as to IJL's right to sell Live Oak Shares in any jurisdiction.

     7. The Trust shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of the Live Oak Shares, including the right in its discretion, without notice, to suspend sales or withdraw the offering of Live Oak Shares entirely.

     8. IJL understands and agrees that IJL and each Dealer, and not R&T, the Manager or the Funds, shall be responsible for obtaining and maintaining taxpayer certifications under applicable law, including the satisfaction of any penalties imposed for failure to obtain and maintain such information under and in accordance with applicable law with respect to accounts established by IJL or any Dealer. IJL also agrees that it will (i) maintain all records required by law relating to transactions in Live Oak Shares and, upon request by the Funds, promptly make such of these records available to the Funds as the Trust may reasonably request in connection with its operations; and (ii) promptly notify R&T if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

     9. R&T and the Trust shall be under no liability to IJL or the Dealers except for lack of good faith and for obligations expressly assumed by them hereunder. In carrying out IJL's obligations, IJL agrees to act in good faith and without negligence. Nothing contained in this agreement is intended to operate as a waiver by R&T, the Manager and the Trust or IJL of compliance with any provision of the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     10. This Agreement may be terminated for cause on violation of any of the provisions of this Agreement by either party, without penalty upon ten (10) days' written notice to the other party and shall automatically terminate in the event of its assignment, as defined in the 1940 Act. This Agreement may also be terminated at any time for any reason or no reason without penalty by the vote of a majority of the members of the Board of Directors of the Trust who are not "interested persons" (as such phrase is defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the plan of distribution with respect to a class of the Life Oak Shares and any related agreement, or by the vote of a majority of the outstanding voting securities of a class of the Live Oak Shares.

     11.  All communication to us should be sent to:

               Reich & Tang Distributors L.P.
               600 Fifth Avenue
               New York, New York  10020

     Any notice to you shall be duly given if mailed or telegraphed to you at the following address:

               Interstate/Johnson Lane
               Interstate Tower
               121 West Trade Street
               Charlotte, North Carolina  28201

     If the foregoing is in accordance with IJL's understanding, please sign and return to R&T a copy of this Agreement.


                              REICH & TANG DISTRIBUTORS L.P.

                              By:  Reich & Tang Asset Management, Inc.,
                              General Partner


                              By




Confirmed and accepted as of                    :
INTERSTATE/JOHNSON LANE


By:
          (Authorized Signature)

                                 SCHEDULE

                         PRIMARY DEALER AGREEMENT

                              LIVE OAK SHARES



     For providing the services described in the Primary Dealer Agreement, R&T and the Funds will pay to you monthly fees at the annual rate, in the aggregate, of __% of the average daily net asset value of the Live Oak Shares classes of the Funds.

EXHIBIT 15(e)
                   FORM OF RULE 18f-3 MULTI-CLASS PLAN



                           CORTLAND TRUST, INC.

                        RULE 18f-3 MULTI-CLASS PLAN



     I.   Introduction.

          Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the underlying investment funds of Cortland Trust, Inc. (the "Trust") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi- Class Plan (the "Plan") sets forth the distribution arrangements, exchange privileges and other shareholder services of each class of shares in the Multi-Class Funds.

          The Trust is an open-end series investment company registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration No. 2-94935). Upon the effective date of this Plan, the Trust hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan.

          The Trust currently consists of the following three separate Funds: the Cortland General Money Market Fund, the U.S. Government Fund and the Municipal Money Market Fund.

          The Cortland General Money Market Fund is authorized to issue three classes of shares representing interests in the same underlying portfolio of assets. Each of the U.S. Government Fund and the Municipal Money Market Fund are authorized to issue two classes of shares representing interests in the same underlying portfolio of assets of the respective Fund.

     II.  Allocation of Expenses.

          Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

          (i) fees of the Directors who are not "interested persons" of the Trust and the travel and related expenses of the Directors incident to their attending shareholders', directors' and committee meetings pertaining to such class of shares; and

          (ii) extraordinary expenses, including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto pertaining to such class of shares.

          The initial determination of the class expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Directors and approved by a vote of the Directors of the Trust, including a majority of the Directors who are not "interested persons" of the Trust. The Directors will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

          Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

          The Manager and the Distributor may waive or reimburse the expenses of a particular class or classes, provided, however, that such waiver shall not result in cross subsidization between the classes.

     III. Class Arrangements.

          The following summarizes the Rule 12b-1 distribution fees, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

          A. Cortland General Money Market Fund Class, U.S. Government Fund Class and Municipal Money Market Fund Class ("Cortland Class Shares")

               1. Rule 12b-1 Distribution Fees: 0.25% per annum of the average daily net assets.

               2. Exchange Privileges: Subject to restrictions and conditions set forth in Cortland's Prospectus, may be exchanged for Cortland Class Shares of any other Fund.

               3. Other Shareholder Services: As provided in the Prospectus. Services do not differ from those applicable to Live Oak Class Shares.

          B. Live Oak General Money Market Fund Class, Live Oak U.S. Government Fund Class and Live Oak Municipal Money Market Fund Class ("Live Oak Class Shares").

               1. Rule 12b-1 Distribution Fees: 0.20% per annum of the average daily net assets.

               2. Exchange Privileges: Subject to restrictions and conditions set forth in the Live Oak Money Market Shares Prospectus, may be exchanged for Live Oak Class Shares of any other Fund.

               3. Other Shareholder Services: As provided in the Prospectus. Services do not differ from those applicable to Cortland Class Shares.

          C.   Pilgrim America Shares

               1. Rule 12b-1 Distribution Fees: 0.25% per annum of the average daily net assets;

               2. Exchange Privileges: Subject to restrictions and conditions set forth in the Pilgrim America Shares Prospectus, may be exchangedfor shares of funds in the Pilgrim America Group.

               3. Other Shareholder Services: As provided in the Pilgrim AmericaShares Prospectus, services differ from those applicable to Cortland Class Shares and Live Oak Class Shares.

     IV.  Board Review.

          The Board of Directors of the Trust shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Directors, including a majority of the Directors that are not "interested persons" of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi- Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of fees could be considered a cross-subsidization of one class by another, and other potential conflicts of interest between classes.

          In making its initial determination to approve this Plan, the Directors have focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross- subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.



Adopted effective                       , 1995